EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated November 17, 2005 (except shares and per share data as to which the date of our report is April 20, 2006) relating to the financial statements which appears in VocalTec Communications Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts".

                            /s/ Kesselman & Kesselman
                            -------------------------

Tel-Aviv, Israel            Kesselman & Kesselman
June 8, 2006                A member of PricewaterhouseCoopers